Exhibit 99.1

News Release

Date: April 28, 2009 Nalco Delivers Solid First Quarter Earnings and Strong Cash, Despite Economy, Forex	Nalco Company 1601 West Diehl Road Naperville, IL 60563-1198 www.nalco.com Media Contact: Charlie Pajor 630 305 1556 cpajor@nalco.com Investor Contact: Mike Bushman 630 305 1025 mbushman@nalco.com

(Naperville, Ill.) Even with difficult economic pressures and negative currency impacts, Nalco (NYSE: NLC) delivered solid first quarter revenue, earnings, and free cash flow, aided by strong cost controls.

Organic sales dipped just 3.6 percent as part of a nominal sales decline to $868 million from prior-year first quarter sales of $1 billion. Currency translation effects reduced reported sales by 8.3 percent, with divestitures accounting for the remaining 1.2 percent decline.

The stronger U.S. dollar had a similarly negative impact on earnings. Earnings per share were 17 cents in the first quarter, on net income of $23 million, compared to 20 cents in the first quarter of 2008. Organic net income increased 18 percent.

EBITDA margins held flat as EBITDA declined 2.6 percent organically from the $156 million earned in the prior year quarter. Currency further reduced nominal first quarter 2009 EBITDA to $136 million. Earnings reflect $18 million in unfavorable volume variances in our plants, reflecting both the organic sales decline and production curtailments to reduce inventory levels.

Free Cash Flow for the period, $146 million, rose significantly from year-ago first quarter results of $43 million, benefitting from programs to reduce receivables and inventory. Results were ahead of full year 2008 Free Cash Flow of $142 million.

Sales were again led by Energy Services, which delivered 4.9 percent organic growth consisting of 10 percent improvement in oil field services, modest gains with Downstream customers and a decline in the Adomite well-service business that was less steep than rig count declines. Direct contribution of $80 million was just under the prior year quarter’s $82 million, as currency impacts offset operational gains. Margins ended flat to last year.

Water Services growth in Latin America was more than offset by declines in North America, Asia and Europe, leading to an overall organic sales decrease of 4.5 percent. Manufacturing and mining sales were among the hardest hit sectors in Water Services, although plant closings hurt sales in several other markets as well. Growth efforts will be supported the remainder of the year by the mid-March introduction of 3D TRASAR® Boiler Technology, which drives energy, water, maintenance and other savings for customers. The Nalco Mobotec air protection technologies business led first quarter

NALCO COMPANY

growth efforts in the segment, expanding 44 percent. The business is expected to continue to grow even while facing delays in some projects as air pollution control rules are adjusted in the United States. Water Services direct contribution of $70 million was down $18 million from the comparable 2008 period on lower sales, currency, and divestiture of the Finishing Technologies business. Direct contribution margins declined 0.7 percentage points.

A steep decline in paper end markets led to decreased Paper Services segment sales. Organic sales fell 16.9 percent, including a 25.7 percent decline in the hard-hit European paper market. Latin America, however, grew 6.8 percent even in tough market conditions. Direct contribution also was lower by $12 million to a total of $23 million on reduced sales and a 2.5 percentage point margin decline from the prior year. However, direct contribution margins improved sequentially from the fourth quarter of 2008, benefiting in part from recent restructuring activities.

Regionally, Latin America organic sales grew sharply across all segments, up 13.6 percent. Organic revenues dropped 3.2 percent in Asia, 3.6 percent in North America and 9.2 percent in Europe, Africa and the Middle East (EAME).

“Given what can only be described as extraordinarily challenging economic conditions, the business and our global team performed well. After a weak start to the year driven by extensive customer plant closures that reduced water treatment sales and production declines that hurt process-oriented revenues, we began seeing some improvement in Water Services end markets late in the quarter,” said J. Erik Fyrwald, Chairman, President and Chief Executive Officer.

“Still, this likely will be a very challenging year and one with more volatility likely to come. We are pushing aggressively on productivity to help offset the impacts of weaker end markets. We generated very good progress on this front in the first quarter and remain on path – at $27 million in the first quarter – to exceed our $100 million savings commitment. Given that we had averaged $11 million in first quarter savings over the past three years, I am very pleased with these early results,” Fyrwald added.

Working capital reductions were a key contributor to first quarter Free Cash Flow, and the Company expects to deliver further performance improvements into 2010. “As we improve our demand planning and order-to-cash processes, we will be better positioned to manage inventory, receivable and accounts payable positions going forward,” Fyrwald said.

In late March, Nalco acquired Crossbow Water, a regional high-purity water and water pre-treatment company. The Crossbow acquisition expands the range of pre-treatment technologies and services that Nalco sales engineers can offer to customers, initially focused on the U.S. Midwest. Crossbow generated 2008 sales of $14 million.

Conference Call/Webcast

Nalco will discuss first-quarter results in a conference call and audio-only Webcast to be held on Wednesday, April 29 at 10 a.m. ET. Information on the conference call and Webcast is available on our Web site at www.nalco.com/investors.

NALCO COMPANY

About Nalco

Nalco is the world’s leading water treatment and process improvement company, delivering significant environmental, social and economic performance benefits to our customers. We help our customers reduce energy, water and other natural resource consumption, enhance air quality, minimize environmental releases and improve productivity and end products while boosting the bottom line. Together our comprehensive solutions contribute to the sustainable development of customer operations. Nalco is a member of the Dow Jones Sustainability World Index. More than 11,500 Nalco employees operate in 130 countries supported by a comprehensive network of manufacturing facilities, sales offices and research centers to serve a broad range of end markets. In 2008, Nalco achieved sales of more than $4.2 billion. For more information visit www.nalco.com.

Several non-GAAP measures are discussed in today’s press release. Management believes that discussion of these measures provides investors with additional insight into the ongoing operations of Nalco Holding Company. Non-GAAP measures are reconciled to the closest GAAP measure in schedules attached to this press release, which may also be found at www.nalco.com. EBITDA is a non-GAAP measure used in determining compliance with the Company’s debt covenants. Reconciliation to net earnings is included in Attachment 5. Free Cash Flow is reconciled on Attachment 6 to Cash from Operations as shown on Nalco’s Cash Flow Statement, and is defined as Cash from Operations less Capital Expenditures and Noncontrolling Interest charges. In addition, Nalco may discuss sales growth in terms of nominal (actual), organic (nominal less foreign currency and acquisition/divestiture/merger/joint venture/perimeter impacts), and real (organic growth less that portion of the growth which consists of price increases that simply pass along higher purchased material and freight costs). The non-GAAP measures should not be viewed as alternatives to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures provided by other companies.

This news release includes forward-looking statements, reflecting current analysis and expectations, based on what are believed to be reasonable assumptions. Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on many factors, including, without limitation: ability to generate cash, ability to raise capital, ability to refinance, the result of the pursuit of strategic alternatives, ability to execute work process redesign and reduce costs, ability to execute price increases, business climate, business performance, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, environmental and safety regulations and clean-up costs, foreign exchange rates, the impact of changes in the regulation or value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, or the inability to eliminate or reduce such financial exposures by collecting indemnity payments from insurers, the impact of increased accruals and reserves for such exposures, weather-related factors, and adverse changes in economic and political climates around the world, including terrorism and international hostilities, and other risk factors identified by the Company. Accordingly, there can be no assurance that the Company will meet future results, performance or achievements expressed or implied by such forward-looking statements. This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Attachments

1.	Condensed Consolidated Balance Sheets (Unaudited)
2.	Condensed Consolidated Statements of Operations (Unaudited)
3.	Condensed Consolidated Statements of Cash Flows (Unaudited)
4.	Segment Information (Unaudited)
5.	EBITDA (Unaudited)
6.	Free Cash Flow (Unaudited)
7.	Condensed Consolidated Statements of Operations – 2008 Results Reclassified to Conform with 2009 Presentation (Unaudited)
8.	Segment Information – 2008 Results Reclassified to Conform with 2009 Presentation (Unaudited)

Nalco Holding Company and Subsidiaries

Condensed Consolidated Balance Sheets

(dollars in millions)

	(Unaudited) March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$163.3	$61.8
Accounts receivable, less allowances of $20.0 in 2009 and $23.8 in 2008	661.2	774.0
Inventories:
Finished products	275.8	301.6
Materials and work in process	89.8	110.2

	365.6	411.8
Prepaid expenses, taxes and other current assets	135.7	140.1

Total current assets	1,325.8	1,387.7

Property, plant, and equipment, net	685.5	703.7
Intangible assets:
Goodwill	1,696.1	1,700.1
Other intangibles, net	1,067.0	1,076.4
Other assets	174.4	174.1

Total assets	$4,948.8	$5,042.0

Liabilities and equity
Current liabilities:
Accounts payable	$257.6	$299.2
Short-term debt	74.7	93.8
Other current liabilities	316.5	341.9

Total current liabilities	648.8	734.9

Other liabilities:
Long-term debt	3,115.6	3,129.6
Deferred income taxes	273.5	258.8
Accrued pension benefits	319.1	322.2
Other liabilities	199.5	183.8

Equity:
Nalco Holding Company shareholders’ equity	374.5	393.3
Noncontrolling interest	17.8	19.4

Total equity	392.3	412.7

Total liabilities and equity	$4,948.8	$5,042.0

ATTACHMENT 1

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

(Unaudited)

(dollars in millions, except per share data)

	Three Months ended March 31, 2009	Three Months ended March 31, 2008
Net sales	$868.4	$999.7
Operating costs and expenses:
Cost of product sold	488.6	563.6
Selling, administrative, and research expenses	277.8	309.6
Amortization of intangible assets	11.6	13.6
Restructuring expenses	0.3	1.0

Total operating costs and expenses	778.3	887.8

Operating earnings	90.1	111.9

Other income (expense), net	2.8	(3.0)
Interest income	1.3	2.5
Interest expense	(57.9)	(67.3)

Earnings before income taxes	36.3	44.1

Income tax provision	11.6	13.5

Net earnings	24.7	30.6

Less: Net earnings attributable to noncontrolling interests	1.5	1.4

Net earnings attributable to Nalco Holding Company	$23.2	$29.2

Net earnings per share attributable to Nalco Holding Company common shareholders:
Basic	$0.17	$0.20

Diluted	$0.17	$0.20

Weighted-average shares outstanding (millions):
Basic	138.1	141.9

Diluted	138.2	142.8

Cash dividends declared per share	$0.035	$0.035

ATTACHMENT 2

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2009	Three Months ended March 31, 2008
Operating activities
Net earnings	$24.7	$30.6
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	32.9	34.5
Amortization	11.6	13.6
Amortization of deferred financing costs and accretion of senior discount notes	5.6	12.0
Other, net	11.1	10.0
Changes in operating assets and liabilities	80.8	(30.1)

Net cash provided by operating activities	166.7	70.6

Investing activities
Business purchases	(23.7)	(2.5)
Additions to property, plant, and equipment, net	(18.8)	(26.4)
Other	0.4	(3.1)

Net cash used for investing activities	(42.1)	(32.0)

Financing activities
Cash dividends	(4.8)	(4.9)
Changes in short-term debt, net	(22.3)	(56.0)
Proceeds from long-term debt	5.0	10.5
Purchases of treasury stock	—	(7.6)
Other	(0.1)	(3.0)

Net cash used for financing activities	(22.2)	(61.0)
Effect of exchange rate changes on cash and cash equivalents	(0.9)	2.5

Increase (decrease) in cash and cash equivalents	101.5	(19.9)
Cash and cash equivalents at beginning of period	61.8	119.9

Cash and cash equivalents at end of period	$163.3	$100.0

ATTACHMENT 3

Nalco Holding Company and Subsidiaries

Segment Information

(Unaudited)

(dollars in millions)

Net sales by reportable segment were as follows:

	Three Months ended March 31, 2009	Three Months ended March 31, 2008
Water Services	$373.5	$450.6
Paper Services	153.7	200.7
Energy Services	338.3	347.4
Other	2.9	1.0

Net sales	$868.4	$999.7

The following table presents direct contribution by reportable segment and reconciles the total segment direct contribution to earnings before income taxes:

	Three Months ended March 31, 2009	Three Months ended March 31, 2008
Segment direct contribution:
Water Services	$70.3	$87.9
Paper Services	22.9	34.9
Energy Services	80.2	82.0
Other*	(23.5)	(26.0)

Total segment direct contribution	149.9	178.8

Expenses not allocated to segments:
Administrative expenses	47.9	52.3
Amortization of intangible assets	11.6	13.6
Restructuring expenses	0.3	1.0

Operating earnings	90.1	111.9
Other income (expense), net	2.8	(3.0)
Interest income	1.3	2.5
Interest expense	(57.9)	(67.3)

Earnings before income taxes	$36.3	$44.1

*	Includes certain costs not allocated to segments, but deducted in arriving at direct contribution.

ATTACHMENT 4

Nalco Holding Company and Subsidiaries

EBITDA

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2009	Three Months ended March 31, 2008
Net earnings attributable to Nalco Holding Company	$23.2	$29.2
Income tax provision	11.6	13.5
Interest expense, net of interest income	56.6	64.8
Depreciation	32.9	34.5
Amortization	11.6	13.6

EBITDA	$135.9	$155.6

ATTACHMENT 5

Nalco Holding Company and Subsidiaries

Free Cash Flow

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2009	Three Months ended March 31, 2008
Net cash provided by operating activities	$166.7	$70.6
Net earnings attributable to noncontrolling interests	(1.5)	(1.4)
Additions to property, plant and equipment, net	(18.8)	(26.4)

Free cash flow	$146.4	$42.8

ATTACHMENT 6

Nalco Holding Company and Subsidiaries

Condensed Consolidated Statements of Operations

2008 Results Reclassified to Conform with 2009 Presentation

(Unaudited)

(dollars in millions, except per share data)

	Three Months ended March 31, 2008	Three Months ended June 30, 2008	Three Months ended Sept. 30, 2008	Three Months ended Dec. 31, 2008	Year ended Dec. 31, 2008
Net sales	$999.7	$1,066.3	$1,115.5	$1,030.9	$4,212.4
Operating costs and expenses:
Cost of product sold	563.6	594.5	641.5	578.7	2,378.3
Selling, administrative, and research expenses	309.6	332.6	318.5	289.3	1,250.0
Amortization of intangible assets	13.6	15.9	14.0	13.3	56.8
Restructuring expenses	1.0	1.4	10.4	20.6	33.4
Gain on divestiture	—	—	(38.1)	—	(38.1)
Impairment of goodwill	—	—	—	544.2	544.2

Total operating costs and expenses	887.8	944.4	946.3	1,446.1	4,224.6

Operating earnings (loss)	111.9	121.9	169.2	(415.2)	(12.2)

Other income (expense), net	(3.0)	(4.3)	(5.1)	(5.0)	(17.4)
Interest income	2.5	2.0	2.3	1.5	8.3
Interest expense	(67.3)	(64.7)	(63.7)	(63.1)	(258.8)

Earnings (loss) before income taxes	44.1	54.9	102.7	(481.8)	(280.1)

Income tax provision (benefit)	13.5	9.0	43.9	(11.9)	54.5

Net earnings (loss)	30.6	45.9	58.8	(469.9)	(334.6)

Less: Net earnings attributable to noncontrolling interests	1.4	1.7	1.4	3.5	8.0

Net earnings (loss) attributable to Nalco Holding Company	$29.2	$44.2	$57.4	$(473.4)	$(342.6)

Net earnings (loss) per share attributable to Nalco Holding Company common shareholders:
Basic	$0.20	$0.32	$0.41	$(3.45)	$(2.44)

Diluted	$0.20	$0.31	$0.41	$(3.45)	$(2.44)

Weighted-average shares outstanding (millions):
Basic	141.9	141.4	139.9	137.4	140.1

Diluted	142.8	142.2	140.7	137.4	140.1

Cash dividends declared per share	$0.035	$0.035	$0.035	$0.035	$0.14

ATTACHMENT 7

Nalco Holding Company and Subsidiaries

Segment Information

2008 Results Reclassified to Conform with 2009 Presentation

(Unaudited)

(dollars in millions)

	Three Months ended March 31, 2008	Three Months ended June 30, 2008	Three Months ended Sept. 30, 2008	Three Months ended Dec. 31, 2008	Year ended Dec. 31, 2008
Water Services	$450.6	$499.1	$514.7	$452.0	$1,916.4
Paper Services	200.7	202.1	203.0	170.7	776.5
Energy Services	347.4	364.1	396.2	404.7	1,512.4
Other	1.0	1.0	1.6	3.5	7.1

Net sales	$999.7	$1,066.3	$1,115.5	$1,030.9	$4,212.4

Segment direct contribution:
Water Services	$87.9	$104.6	$112.5	$106.0	$411.0
Paper Services	34.9	28.1	29.2	23.8	116.0
Energy Services	82.0	79.6	81.8	95.8	339.2
Other	(26.0)	(19.7)	(16.3)	(16.0)	(78.0)

Total segment direct contribution	178.8	192.6	207.2	209.6	788.2

Expenses not allocated to segments:
Administrative expenses	52.3	53.4	51.7	46.7	204.1
Amortization of intangible assets	13.6	15.9	14.0	13.3	56.8
Restructuring expenses	1.0	1.4	10.4	20.6	33.4
Gain on divestiture	—	—	(38.1)	—	(38.1)
Impairment of goodwill	—	—	—	544.2	544.2

Operating earnings (loss)	111.9	121.9	169.2	(415.2)	(12.2)
Other income (expense), net	(3.0)	(4.3)	(5.1)	(5.0)	(17.4)
Interest income	2.5	2.0	2.3	1.5	8.3
Interest expense	(67.3)	(64.7)	(63.7)	(63.1)	(258.8)

Earnings (loss) before income taxes	$44.1	$54.9	$102.7	$(481.8)	$(280.1)

Note: Reclassifications made to 2008 results to conform with 2009 presentation included the following significant items:

•	Results of the Integrated Channels group that had previously been reported in the Other segment are now reported as part of Water Services.

•	The internal non-GAAP “capital charge” that had previously been deducted from each segment’s direct contribution has been discontinued.

ATTACHMENT 8